EXHIBIT 1
                          AGREEMENT AND PLAN OF MERGER


                            Dated as of May 7, 2002,


                                  By and Among


                                OLIN CORPORATION


                            PLUMBER ACQUISITION CORP.


                                       And


                              CHASE INDUSTRIES INC.


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                                TABLE OF CONTENTS
                                                                          Page




                                    ARTICLE I

                                   The Merger

SECTION 1.01.  The Merger.....................................................2
SECTION 1.02.  Closing........................................................2
SECTION 1.03.  Effective Time.................................................2
SECTION 1.04.  Effects of the Merger..........................................2
SECTION 1.05.  Articles of Incorporation and By-laws..........................2
SECTION 1.06.  Board of Directors of the Surviving Corporation................3
SECTION 1.07.  Officers.......................................................3


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

SECTION 2.01.  Effect on Capital Stock........................................3
SECTION 2.02.  Exchange of Certificates.......................................4


                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.  Representations and Warranties of the Company..................9
SECTION 3.02.  Representations and Warranties of Parent and Sub..............31


                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

SECTION 4.01.  Conduct of Business...........................................40
SECTION 4.02.  No Solicitation...............................................46


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                                    ARTICLE V

                              Additional Agreements

SECTION 5.01.  Preparation of the Form S-4 and the Joint Proxy Statement......48
SECTION 5.02.  Stockholder Meeting............................................49
SECTION 5.03.  Access to Information; Confidentiality.........................50
SECTION 5.04.  Commercially Reasonable Efforts................................51
SECTION 5.05.  Company Stock Options and Other Equity-Based Awards............52
SECTION 5.06.  Employee Matters...............................................55
SECTION 5.07.  Indemnification, Exculpation and Insurance.....................57
SECTION 5.08.  Fees and Expenses..............................................58
SECTION 5.09.  Public Announcements...........................................58
SECTION 5.10.  Affiliates.....................................................58
SECTION 5.11.  NYSE Listing...................................................59
SECTION 5.12.  Tax Treatment..................................................59
SECTION 5.13.  Transfer Taxes.................................................59
SECTION 5.14.  Rule 16b-3.....................................................59
SECTION 5.15.  Rights Agreement...............................................59
SECTION 5.16.  Stockholder Litigation.........................................60


                                   ARTICLE VI

                              Conditions Precedent

SECTION 6.01.  Conditions to Each Party's Obligation to Effect the Merger.....60
SECTION 6.02.  Conditions to Obligations of Parent and Sub....................61
SECTION 6.03.  Conditions to Obligations of the Company.......................62
SECTION 6.04.  Frustration of Closing Conditions..............................64


                                   ARTICLE VII

                        Termination, Amendment and Waiver

SECTION 7.01.  Termination....................................................64
SECTION 7.02.  Effect of Termination..........................................65
SECTION 7.03.  Amendment......................................................66
SECTION 7.04.  Extension; Waiver..............................................66


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                                  ARTICLE VIII

                               General Provisions

SECTION 8.01.  Nonsurvival of Representations and Warranties.................66
SECTION 8.02.  Notices.......................................................66
SECTION 8.03.  Definitions...................................................67
SECTION 8.04.  Interpretation................................................68
SECTION 8.05.  Counterparts..................................................69
SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries................69
SECTION 8.07.  Assignment....................................................69
SECTION 8.08.  Governing Law.................................................70
SECTION 8.09.  Specific Enforcement..........................................70
SECTION 8.10.  Consent to Jurisdiction.......................................70
SECTION 8.11.  Waiver of Jury Trial..........................................71
SECTION 8.12.  Severability..................................................71


Annex I           Index of Defined Terms
Exhibit A         Form of Certificate of Incorporation
Exhibit B         Form of Affiliate Letter
Exhibit C-1       Form of Company Tax Representation Letter
Exhibit C-2       Form of Parent Tax Representation Letter


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                  AGREEMENT  AND PLAN OF MERGER (this  "Agreement")  dated as of
May 7, 2002, among OLIN CORPORATION, a Virginia corporation ("Parent"), PLUMBER ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of
Parent  ("Sub"),   and  CHASE  INDUSTRIES  INC.,  a  Delaware  corporation  (the
"Company").

                  WHEREAS the respective Boards of Directors of Sub and the Company have approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), other than any such shares directly owned by Parent, Sub or the Company, will be converted into the right to receive the Merger Consideration;

                  WHEREAS for United States Federal income tax purposes, it is intended that (a) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, (b) this Agreement will constitute a plan of reorganization and (c) Parent, Sub and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

                  WHEREAS simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, Parent and certain stockholders of the Company are entering into a voting agreement (the "Voting Agreement") pursuant to which, among other things, such stockholders have agreed to vote to adopt this Agreement and to take certain other actions in furtherance of the Merger upon the terms and subject to the conditions set forth therein; and

                  WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   The Merger

                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

                  SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place on the second Business Day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in
Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

                  SECTION 1.03. Effective Time. Prior to the Closing Parent shall prepare, and on the Closing Date or as soon as practicable after the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") executed and acknowledged in accordance with the relevant provisions of the DGCL and filed with the Secretary of State of the State of Delaware. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger. The time the Merger becomes effective is referred to in this Agreement as the "Effective Time".

                  SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  SECTION 1.05. Articles of Incorporation and By-laws. (a) The Restated Certificate of Incorporation of the Company (the "Company Certificate") shall be amended at the Effective Time to be in the form of Exhibit A and, as so amended, the Company Certificate shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 1.06. Board of Directors of the Surviving Corporation. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  SECTION 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II

                  Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates

                  SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into a validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Cancelation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is directly owned by the Company, Parent or Sub shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (c) Conversion of Company Common Stock. Except as otherwise provided in Section 2.02(e), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive that number of validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio (the "Merger Consideration"). The "Exchange Ratio" means
0.6400. At the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, certain dividends or other distributions in accordance with Section 2.02(c) and any cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.02(e), in each case upon the surrender of such Certificate in accordance with Section 2.02(b) and in each case without interest.

                  (d) Anti-Dilution Provisions. In the event Parent changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be appropriately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

                  SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration and shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01(c) in exchange for outstanding shares of Company Common Stock, and Parent shall provide to the Exchange Agent, on a timely basis, as and when needed after the Effective Time, cash necessary to pay dividends or other distributions in accordance with Section 2.02(c) and any cash in lieu of any fractional shares of Parent Common Stock in accordance with Section 2.02(e).

                  (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other reasonable and customary provisions as Parent may specify) and (ii) instructions for use in surrendering the Certificates in exchange for (A) the Merger Consideration, (B) any dividends or other distributions to which holders of Certificates are entitled pursuant to
Section 2.02(c) and (C) cash in lieu of any fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.02(e). Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (x) certificates representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this
Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, (y) any dividends or other distributions to which such holder is entitled pursuant to
Section 2.02(c) and (z) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of this Article II, any dividends or distributions to which the holder of such Certificate is entitled under Section 2.02(c) and any cash in lieu of any fractional share of Parent Common Stock to which the holder of such Certificate is entitled under Section 2.02(e). No interest shall be paid or shall accrue on any cash payable upon surrender of any Certificate.

                  (c) Distributions with Respect to Unexchanged Shares; Payment for Fractional Shares. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share of Parent Common Stock shall be paid to any such holder in accordance with Section 2.02(e), until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the record holder of any certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash in lieu of any fractional share of Parent Common Stock to which such holder is entitled in accordance with Section 2.02(e), and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                  (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Subject to the last sentence of Section 2.02(f), if, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

                  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Parent. For purposes of this Section 2.02(e), all fractional shares to which a single record holder of Company Common Stock would otherwise be entitled shall be aggregated and calculations shall be rounded to three decimal places.

                  (ii) Each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all such shares held by such holder), shall be entitled to receive cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of Parent Common Stock multiplied by the closing sales price for a share of Parent Common Stock on the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions Tape (as reported by The Wall Street Journal (Northeast edition), or, if not reported thereby, as reported in another authoritative source selected by Parent) (the "NYSE Composite Transaction Tape"), on the Closing Date.

                  (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall make available such amounts, without interest, to such holders subject to and in accordance with the terms of Section 2.02(c).

                  (f) Termination of Merger Consideration Obligation. Any portion of the Merger Consideration which remains undistributed to the holders of Company Common Stock for 12 months after the Effective Time shall be delivered to Parent, upon demand. Any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the shares of Parent Common Stock to which they are entitled pursuant to Section 2.01(c), any dividends and other distributions to which they are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.02(e). If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends and other distributions payable in accordance with
Section 2.02(c) or any cash payable in lieu of fractional shares of Parent Common Stock pursuant to Section 2.02(e), would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

                  (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any Merger
Consideration, any dividends and other distributions thereon payable in accordance with Section 2.02(c) or any cash in lieu of fractional shares of Parent Common Stock payable in accordance with Section 2.02(e), in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may reasonably direct as indemnity against any claim that may be made against Parent, Sub, the Company or the Exchange Agent with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in the form of Parent Common Stock, any unpaid dividends and other distributions to which such holder would be entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Parent Common Stock to which such holder would be entitled pursuant to Section 2.02(e), in each case pursuant to this Agreement.

                  (i) Withholding Rights. Parent, Sub or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, Sub or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was paid by Parent, Sub or the Exchange Agent.

                                   ARTICLE III

                         Representations and Warranties

                  SECTION 3.01. Representations and Warranties of the Company. Except as expressly set forth in the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information stated in such disclosure schedule relates, with such disclosure to be applicable to other Sections or subsections of this Agreement to the extent a matter is disclosed in such a way as to make its relevance to the information called for by such other Sections or subsections readily apparent) delivered by the Company to Parent in connection with the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

                  (a) Organization, Standing and Power. Each of the Company and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has the requisite corporate, company or partnership power and authority to carry on its business as now being conducted and as currently proposed by its management to be conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary other than where the failure to be so qualified or licensed or in good standing individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Parent prior to the execution of this Agreement true, complete and correct copies of the Company Certificate and its by-laws, in each case as amended to the date of this Agreement.

                  (b) Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule sets forth a true and complete list of all Subsidiaries of the Company as of the date of this Agreement and, for each such Subsidiary, the state of incorporation. All the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all mortgages, claims, liens, pledges, encumbrances, charges or security interests of any kind or nature whatsoever (collectively, "Liens") and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, of record or beneficially, directly or indirectly, any capital stock or other equity or voting interest in any person.

                  (c) Capital Structure. The authorized capital stock of the Company consists of 36,310,000 shares of Company Common Stock, 12,300,000 shares of nonvoting common stock, par value $0.01 per share (the "Company Nonvoting Common Stock") and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"), of which 36,310 shares of Company Preferred Stock have been designated as Series A Junior Participating Preferred Stock (the "Company Series A Preferred Stock"). As of the close of business on April 30, 2002, (i) 15,306,095 shares of Company Common Stock (excluding shares held by the Company as treasury shares) were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company as treasury shares,
(iii) 1,458,610 shares of Company Common Stock were reserved and available for issuance pursuant to the 1994 Long-Term Incentive Plan, the 1997 Non-Employee Director Stock Option Plan and the 1997 Executive Deferred Compensation Stock Option Plan (such plans, collectively, the "Company Stock Plans"), (iv) 1,458,610 shares of Company Common Stock were subject to outstanding options or other rights to purchase shares of Company Common Stock granted under the Company Stock Plans (the "Company Stock Options"), (v) 36,310 shares of Company Series A Preferred Stock were authorized for issuance upon the exercise of the rights (the "Rights") distributed to the holders of Company Common Stock pursuant to the Rights Agreement dated as of December 28, 2000, between the Company and Mellon Investor Services LLC, as rights agent (the "Rights
Agreement"), (vi) no shares of Company Nonvoting Common Stock were issued and outstanding or were held by the Company in its treasury and (vii) no shares of Company Preferred Stock were issued and outstanding or were held by the Company in its treasury. Section 3.01(c) of the Company Disclosure Schedule sets forth a true, complete and correct list, as of the close of business on April 30, 2002, of all outstanding Company Stock Options, the number of shares of Company Common Stock subject to each Company Stock Option, the grant dates, exercise prices, expiration dates and vesting schedule of each Company Stock Option and the names of the holders thereof. All Company Stock Options may, by their terms, be converted into an option to acquire Parent Common Stock in accordance with and to the extent provided by Section 5.05. Each Company Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies. Except as set forth above, as of the close of business on April 30, 2002, no shares of capital stock of, or other equity or voting interests in, the Company or options, warrants or other rights to acquire any such stock, securities or interests were issued, reserved for issuance or outstanding. During the period from April 30, 2002, to the date of this Agreement (A) there have been no issuances by the Company or any of its Subsidiaries of shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement, and (B) there have been no issuances by the Company or any of its Subsidiaries of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. There are no outstanding stock appreciation rights, "phantom" stock rights, performance units or other rights (other than the Rights and the Company Stock Options) that are linked to the price of Company Common Stock granted under the Company Stock Plans or otherwise. All outstanding shares of Company Common Stock are, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries, and, except as set forth above, no securities or other instruments or obligations of the Company or any of its Subsidiaries, in each case having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote. Except as set forth above, there are no securities, options, warrants, calls, rights or Contracts of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. There are not outstanding contractual obligations of the Company or any of its Subsidiaries to (1) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (2) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. As of the date of this Agreement, there are no irrevocable proxies and no voting agreements to which the Company is a party with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. As of the date of this Agreement, the outstanding indebtedness of the Company and its subsidiaries is as set forth on
Section 3.01(c) of the Company Disclosure Schedule. There are no outstanding guarantees (or any similar instruments or contracts) of indebtedness by the Company or any of its subsidiaries.

                  (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby or by the Voting Agreement, subject, in the case of the consummation of the Merger, to receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (ii) approving this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby for purposes of Section 203 of the DGCL ("Section 203"), (iii) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders to be held as promptly as reasonably practicable and (iv) recommending that the Company's stockholders adopt this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way prior to the date of this Agreement. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) the Company Certificate or the by-laws of the Company or the comparable organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, concession or license whether oral or written (each, including all amendments and modifications thereto, a "Contract"), to which the Company or any of its Subsidiaries is a party or any of their respective properties or assets is subject or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, writ, injunction, stipulation, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties, operations or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any domestic or foreign (whether national, Federal, state, provincial, local or otherwise) government or any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the Merger and the other transactions contemplated by this Agreement or the Voting Agreement, except for
(1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any other applicable competition, merger control, antitrust or similar law or regulation; (2) the filing with the Securities and Exchange Commission (the "SEC") of (x) a proxy statement relating to the Company Stockholders Meeting (such proxy statement, together with the proxy statement relating to the Parent Shareholders Meeting, in each case as amended or supplemented from time to time, the "Joint Proxy Statement") and (y) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Voting Agreement and the transactions contemplated by this Agreement and the Voting Agreement; (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; and (4) such other consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be made or obtained individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (e) Company SEC Documents; Undisclosed Liabilities. The Company has filed with the SEC all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed with the SEC since January 1, 2001 (collectively, the "Company SEC Documents"). None of the Subsidiaries of the Company are, or have at any time since January 1, 2001, been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document filed and publicly available prior to the date of this Agreement (a "Company Filed SEC Document") has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including the related notes) included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the related notes) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the most recent financial statements included in the Company Filed SEC Documents, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company.

                  (f) Information Supplied. None of the information supplied or to be supplied by the Company or any of its Subsidiaries specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (as amended or supplemented from time to time, the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to each of the Company's stockholders and Parent's shareholders and at the time of each of the Company Stockholders Meeting and the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Joint Proxy Statement or the Form S-4 based on information supplied by Parent or Sub in writing specifically for inclusion or incorporation by reference in the Joint Proxy Statement or the Form S-4, as the case may be.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Company Filed SEC Documents, from December 31, 2001, to the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the usual and ordinary course consistent with past practice, and during such period there has not been (i) any Material Adverse Effect relating to the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or otherwise) with respect to any of the Company's or any of its Subsidiaries' capital stock or any other equity or voting interests or securities, except for dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of the Company to its parent, (iii) any purchase, redemption or other acquisition of any shares of capital stock or any other equity or voting interests or securities of the Company or any of its Subsidiaries or any rights, warrants, calls or options to acquire such shares or other equity or voting interests or securities, (iv) any split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock or other equity or voting interests or securities or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other equity or voting interests or securities of the Company or any of its Subsidiaries, (v) (A) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of the Company or its Subsidiaries of any material increase (or, in the case of officers and directors, any increase) in compensation, bonus or fringe or other benefits or any granting of any type of material compensation or benefits (or, in the case of officers and directors, any compensation or benefits) to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any Company Benefit Agreement or Company Benefit Plan in effect on December 31, 2001, that is filed as an exhibit to the Company Filed SEC Documents or that has been provided to Parent, (B) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries of any right to receive any increase in severance or termination pay, or (C) any entry by the Company or any of its Subsidiaries into, or any amendments of, (1) any employment, deferred compensation, consulting, severance, change of control, termination or indemnification agreement or any other agreement with any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries or (2) any agreement with any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement (all such agreements under this clause (C), collectively, "Company Benefit Agreements"), (D) any adoption of, any amendment to or any termination of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any of its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries (collectively, the "Company Benefit Plans"), or (E) any payment of any benefit under, or the grant of any award under, or any amendment to, or termination of, any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreement or Company Benefit Plan (including in respect of stock options, "phantom" stock, stock appreciation rights, restricted stock, "phantom" stock rights, restricted stock units, deferred stock units, performance stock units or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Benefit Agreement or Company Benefit Plan or awards made thereunder) except as required to comply with applicable law or any Company Benefit Agreement or Company Benefit Plan in effect on December 31, 2001, that is filed as an exhibit to the Company Filed SEC Documents or that has been provided to Parent, (vi) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company, (vii) except insofar as may have been required by a change in GAAP or applicable law, any material change in financial or tax accounting methods, principles or practices by the Company or any of its Subsidiaries, (viii) any material tax election with respect to taxes by the Company or any of its Subsidiaries or any settlement or compromise of any material tax liability or refund or (ix) any revaluation by the Company or any of its Subsidiaries of any of the material assets of the Company or any of its Subsidiaries.

                  (h)  Litigation.  Except as disclosed in the Company Filed SEC
Documents, there is no suit, action, proceeding, claim, grievance, demand or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective assets, properties, businesses or operations that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect on the Company, nor is there any statute, law, ordinance, rule, regulation, judgment, decree, injunction, writ, stipulation or order of any Governmental Entity or arbitrator outstanding against or, to the Knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving, the Company or any of its Subsidiaries or any of their respective assets, properties, businesses or operations that has had or that would reasonably be expected to have individually or in the aggregate, a Material Adverse Effect on the Company.

                  (i) Compliance with Applicable Laws. (i) Each of the Company and its Subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, writs, stipulations, orders and decrees of any Governmental Entity applicable to it, its properties or other assets or its business or operations (collectively, "Legal Provisions"), except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries has in effect all material approvals, authorizations, certificates, filings, franchises, licenses, notices and permits of or with all Governmental Entities, promulgated under any Legal Provisions (collectively, "Permits"), necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted and as currently proposed by its management to be conducted, except where the failure to so have in effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. There has occurred no default under, or violation of, any such Permit, except individually or in the aggregate as has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The consummation of the Merger and the other transactions contemplated by this Agreement and the Voting Agreement, in and of themselves, would not cause the revocation or cancelation of any such Permit that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company.

                  ((ii) Except for those matters disclosed in the Company Filed SEC Documents and those matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company:

                  (A) the Company and each of its Subsidiaries are in compliance with all Environmental Laws (as defined below), and neither the Company nor any of its Subsidiaries has received any (1) communication that alleges that the Company or any of its Subsidiaries is in violation of, or has liability under, any Environmental Law, (2) written request from any Governmental Entity for information pursuant to any Environmental Law, or (3) written notice regarding any requirement proposed for adoption or implementation by any Governmental Entity under any Environmental Law which requirement is applicable to the operations of the Company or any of its Subsidiaries;

                  (B)(1) the Company and each of its Subsidiaries have obtained and are in compliance with all permits, licenses and governmental authorizations pursuant to Environmental Law necessary for their respective operations as currently conducted ("Environmental Permits"),
         (2) all such Environmental Permits are valid and in good standing,  and
         (3) neither the Company nor any of its Subsidiaries has received any notice of any actual or potential change in the status or terms and conditions of any Environmental Permit;

                  (C) there are no Environmental Claims (as defined below) pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries;

                  (D) to the Knowledge of the Company there have been no Releases (as defined below) of any Hazardous Material (as defined below) that could be reasonably expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries; and

                  (E) (1) neither the Company nor any of its Subsidiaries has retained or assumed either contractually or by operation of law any liabilities or obligations that could be reasonably expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries, and (2) to the Knowledge of the Company, there are no Environmental Claims against any person whose liabilities for such Environmental Claims the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

         (iii)(A) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or written or oral notices of noncompliance or violation by or from any person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (1) the presence or Release of, or exposure to, any Hazardous Materials; or (2) the failure to comply with any Environmental Law.

                  (B) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees, judgments, legally binding agreements or Environmental Permits issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, natural resources or protection of endangered or threatened species, health, safety or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

                  (C) "Hazardous Materials" means any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls, and any other chemical, material, substance or waste regulated under any applicable Environmental Law.

                  (D) "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

                  (j) Contracts. (i) Neither the Company nor any of its Subsidiaries is in violation or breach of or in default under (nor does there exist any condition that upon the passage of time or the giving of notice or both would cause such a violation or breach of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations, breaches or defaults that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company or one of its Subsidiaries has good and marketable title to the Company's manufacturing facility and executive and general offices located in Montpelier, Ohio, free and clear of all Liens except for Liens, defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (ii) Except for Contracts filed in unredacted form as exhibits to the Company Filed SEC Documents, Section 3.01(j)(ii) of the Company Disclosure Schedule sets forth a true and complete list as of the date of this Agreement, and the Company has delivered to Parent prior to the date of this Agreement true, complete and correct copies (including all amendments and modifications thereto) of:

                  (A) all Contracts to which the Company or any of its Subsidiaries is a party, or that purports to be binding upon the Company, any of its Subsidiaries or any of its Affiliates, that contain a covenant restricting the ability of the Company or any of its Subsidiaries (or which, following the consummation of the Merger, could restrict the ability of Parent or any of its Subsidiaries, including the Company and its Subsidiaries) to compete in any business or with any person or in any geographic area;

                  (B) all Contracts of the Company or any of its Subsidiaries with any Affiliate of the Company (other than any of its Subsidiaries);

                  (C) all joint venture, partnership or other similar agreements to which the Company or any of its Subsidiaries is a party (including all amendments and modifications thereto); and

                  (D) all loan agreements, credit agreements, notes, debentures, bonds, mortgages, indentures and other Contracts (collectively, "debt obligations") pursuant to which any indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred and all guarantees of or by the Company or any of its Subsidiaries of any debt obligations of any other person (other than the Company or any of its Subsidiaries), including the respective aggregate principal amounts outstanding as of the date of this Agreement.

                  (k) Absence of Changes in Benefit Plans; Labor Relations. Since December 31, 2001, there has not been any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plans, or any change in the manner in which contributions to any Company Pension Plans are made or the basis on which such contributions are determined. Except as disclosed in the Company Filed SEC Documents, there exist no currently binding Company Benefit Agreements. There are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. None of the employees of the Company or any of its Subsidiaries are represented by any union with respect to their employment by the Company or such Subsidiary and there is no request for labor representation pending or, to the Knowledge of the Company, threatened with respect to the employees of the Company or any of its Subsidiaries. Since January 1, 2001, neither the Company nor any of its Subsidiaries has experienced any labor strikes or disputes, union organization attempts, slowdowns or work stoppage due to labor disagreements that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect on the Company. The Company has not received notice of any unfair labor practice charge or complaint against the Company or any of its Subsidiaries which is pending and, to the Knowledge of the Company, there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries threatened before the National Labor Relations Board or any comparable state or foreign agency or authority except for complaints and charges that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. No employment-related grievances that are individually or in the aggregate reasonably likely to have a Material Adverse Effect on the Company, nor any arbitration proceedings arising out of collective bargaining agreements, are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect on the Company.

                  (l) ERISA Compliance. (i) Section 3.01(l)(i) of the Company Disclosure Schedule contains a complete and accurate list of each Company Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as a "Company Pension Plan"), each Company Benefit Plan that is an "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA) and all other Company Benefit Plans. The Company has provided to Parent true, complete and correct copies of (A) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (D) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered in accordance with its terms except for failures to so administer that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The
Company, its Subsidiaries and all the Company Benefit Plans are all in compliance with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions, and the terms of all collective bargaining agreements except for failures to comply that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (ii) All Company Pension Plans intended to be tax-qualified have received favorable determination letters from the IRS with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39) to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and, to the Knowledge of the Company, no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Pension Plan that would adversely affect the qualification of such Company Pension Plan or materially increase the costs relating thereto or require security under Section 307 of ERISA. The Company has timely amended each Company Pension Plan to the extent necessary to comply with the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and other recent laws including GATT and the Uniformed Services Employment and Reemployment Rights Act except to the extent the period prescribed by the IRS for making such amendments has not expired. All Company Pension Plans required to have been approved by any foreign Governmental Entity have been so approved, no such approval has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Company Pension Plan that would materially affect any such approval relating thereto or materially increase the costs relating thereto. The Company has delivered to Parent a true, complete and correct copy of the most recent determination letter received with respect to each Company Pension Plan intended to be tax-qualified, as well as a true, complete and correct copy of each pending application for a determination letter, if any. The Company has also provided to Parent a true, complete and correct list of all amendments to any Company Pension Plan intended to be tax-qualified as to which a favorable determination letter has not yet been received.

                  (iii) With respect to each Company Pension Plan subject to Title IV of ERISA (a "Title IV Plan"), the Company has provided to Parent true, complete and correct copies of the two most recent actuarial valuation reports, and, to the Knowledge of the Company, there has been no material adverse change in the financial condition of any Company Pension Plan since its last such annual valuation date. No liability under Subtitle C or D of Title IV of ERISA that individually or in the aggregate has had or would be reasonably expected to have a Material Adverse Effect on the Company has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan" (within the meaning of Section 4001(a)(15) of ERISA) currently or formerly maintained by any of them, or the single-employer plan of any Commonly Controlled Entity.

                  (iv) All reports, returns and similar documents with respect to all Company Benefit Plans required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been duly and timely filed or distributed except for failures to file or distribute that individually or in the aggregate have not had and would not be reasonably expected to have a Material Adverse Effect on the Company. None of the Company or any of its Subsidiaries has received notice of, and to the Knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that could give rise to any liability that individually or in the aggregate has had or would be reasonably expected to have a Material Adverse Effect on the Company, and, to the Knowledge of the Company, there are not any facts that could give rise to any liability that individually or in the aggregate would be reasonably expected to have a Material Adverse Effect on the Company in the event of any such investigation, claim, suit or proceeding.

                  (v) To the Knowledge of the Company all contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made as of the date of this Agreement in accordance with the terms of the Company Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Company Filed SEC Documents. Neither any Company Pension Plan nor any single-employer plan of any Commonly Controlled Entity subject to Section 302 of ERISA or Section 412 of the Code has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

                  (vi) With respect to each Company Benefit Plan, (A) to the Knowledge of the Company, there has not occurred any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) in which the Company or any of its Subsidiaries or any of their respective employees, or any trustee or administrator of such Company Benefit Plan, or any agent of the foregoing, has engaged that could subject the Company or any of its Subsidiaries or any of their respective employees, or a trustee, administrator or other fiduciary of any trust created under any Company Benefit Plan, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA and (B) to the Knowledge of the Company, none of the Company, any of its Subsidiaries, any of their respective employees, any trustee, administrator or other fiduciary of any Company Benefit Plan or any agent of any of the foregoing, has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject the Company or any of its Subsidiaries or any such trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law. No Title IV Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Title IV Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Company Pension Plan that is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA or has incurred or could reasonably be expected to incur any "withdrawal liability" (within the meaning of Subtitle E of Title IV of ERISA) in respect of any such plan that has had or would reasonably be expected to have a Material Adverse Effect on the Company.

                  (vii) Section 3.01(l)(vii) of the Company Disclosure Schedule discloses whether each Company Benefit Plan that is an employee welfare benefit plan is (A) unfunded, (B) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (C) insured. Subject to applicable collective bargaining agreements, the terms of each such welfare benefit plan provide that it may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability to the Company or any of its Subsidiaries at any time after the Effective Time and, to the Knowledge of the Company, there has not been any communication to participants in any such plan that would adversely affect such result. Each of the Company and its Subsidiaries complies with the applicable requirements of Section 4980B(f) of the Code or any similar state statute with respect to each Company Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code or such state statute, except for failures to comply that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has any material obligations for retiree health or life insurance benefits under any Company Benefit Plan (other than for continuation coverage required under Section 4980B(f) of the Code).

                  (viii) None of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement or the Voting Agreement (including as a result of any termination of employment on or following the Effective Time) will (A) entitle any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries to severance or termination pay, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or (C) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement.

                   (ix) Neither the Company nor any of its Subsidiaries has any liability or obligations that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect on the Company, including under or on account of a Company Benefit Plan, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its Subsidiaries.

                  (x) Neither the Company nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably by expected to be deductible by reason of the limitations under
Section 162(m) of the Code and the regulations thereunder.

                  (m) No Excess Parachute Payments. Other than payments or benefits that may be made to the persons listed in Section 3.01(m) of the Company Disclosure Schedule ("Primary Company Executives"), no amount or other entitlement or economic benefit that could reasonably be expected to be received (whether in cash or property or the vesting of property) as a result of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the Parent Stockholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement or the Voting Agreement (including as a result of termination of employment on or following the Effective Time) by or for the benefit of any director, officer, employee or consultant of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan, Company Benefit Agreement or otherwise would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), and no disqualified individual is entitled to receive any additional payment from the Company or any of its Subsidiaries, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual (a "Parachute Gross Up Payment"). Section 3.01(m) of the Company Disclosure Schedule sets forth, calculated as of the date of this Agreement, (i) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each Primary Company Executive and (ii) the estimated amount that could be paid or provided to each Primary Company Executive as a result of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the Parent Stockholder Approval, the consummation of the Merger or the other transactions contemplated by this Agreement (including as a result of any termination of employment on or following the Effective Time).

                  (n) Taxes. (i) Each of the Company and its Subsidiaries has filed or has caused to be filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and accurate in all material respects. Each of the Company and its Subsidiaries has paid or caused to be paid all material taxes due and owing, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve (excluding any reserves for deferred taxes) for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (ii) No deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy for any taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries, except for any such deficiencies, examinations, litigation, adjustments or matters that have been resolved with the applicable tax authority. The Federal income tax returns of the Company and its Subsidiaries have been examined by and settled with the U.S. Internal Revenue Service, or the period of limitations on assessment has expired, for all taxable years through December 31, 1997. All assessments for taxes due and owing by the Company or any of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes of the Company or its Subsidiaries.

                  (iii) Neither the Company nor any of its Subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized for tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or
Section 481 of the Code or similar provisions of domestic or foreign (whether national, Federal, state, provincial, local or otherwise) tax law.

                  (iv) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, or knows of any fact, agreement, plan or other circumstance, that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (v) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

                  (vi) The Company and its Subsidiaries have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations relating to the withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and similar provisions under any Federal, state, local or foreign tax laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entity all amounts required to be so withheld and paid over under applicable laws.

                  (vii) As used in this Agreement, "taxes" shall include all (x) domestic or foreign (whether national, Federal, state, provincial, local or otherwise) income, property, sales, excise, withholding and other taxes and similar governmental charges, including any interest, penalties and additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of a consolidated, combined or similar group and (z) liability as a result of any tax sharing or similar contractual agreement.

                  (o) Intellectual Property. To the Knowledge of the Company and except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, (i) none of the Company or any of its Subsidiaries has infringed upon, misappropriated or otherwise come into conflict with any intellectual property or other proprietary information of any other person and (ii) no person or persons are infringing or have misappropriated or otherwise come into conflict with the rights of the Company or any of its Subsidiaries with respect to any intellectual property in a manner which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

                  (p) Voting Requirements. The affirmative vote at the Company Stockholders Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby. No other approval of the stockholders of the Company is required with respect to this Agreement or the transactions contemplated hereby or by the Voting Agreement.

                  (q) State Takeover Statutes. The Board of Directors of the Company has approved and declared advisable the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and has approved the Voting Agreement, and such approval represents all the action necessary to render inapplicable to this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement or by the Voting Agreement, the provisions of Section 203 to the extent, if any,
Section 203 would otherwise be applicable to this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement or by the Voting Agreement. To the Knowledge of the Company, no other state takeover statute or similar statute or regulation or similar provision of the Company Certificate applies or purports to apply to this Agreement, the Voting Agreement, the Merger or the other transactions contemplated by this Agreement or by the Voting Agreement.

                  (r) Brokers. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston, the fees, commissions and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the Voting Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has furnished to Parent true, complete and correct copies of all agreements under which any such fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees, commissions or expenses are payable.

                  (s) Opinion of Financial Advisor. The Company has received the opinion of Credit Suisse First Boston, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the stockholders of the Company, a signed copy of which opinion has been delivered to Parent.

                  (t) Rights Agreement. The Company has taken all actions necessary to cause the Rights Agreement to be amended to (i) render the Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement or the Voting Agreement, (ii) ensure that (A) none of Parent, Sub or any other Subsidiary of Parent is an "Acquiring Person" (as defined in the Rights Agreement) pursuant to the Rights Agreement and (B) a "Distribution Date" (as defined in the Rights Agreement) does not occur solely by reason of the execution of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the Voting Agreement, and (iii) provide that the "Final Expiration Date" (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time.

                  SECTION 3.02. Representations and Warranties of Parent and Sub. Except as expressly set forth on the disclosure schedule (with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure schedule relates, with such disclosure to be applicable to other Sections or subsections of this Agreement to the extent a matter is disclosed in such a way as to make its relevance to the information called for by such other Sections or subsections readily apparent) delivered by Parent to the Company in connection with the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

                  (a)  Organization,  Standing and Power. Each of Parent and Sub
(i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has the requisite corporate power and authority to carry on its business as now being conducted and as currently proposed by its management to be conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary other than where the failure to be so qualified or licensed or in good standing individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Parent. Parent has made available to the Company prior to the execution of this Agreement true, complete and correct copies of its Restated Articles of Incorporation and its by-laws and of the certificate of incorporation and by-laws of Sub, in each case as amended to the date of this Agreement.

                  (b) Subsidiaries. Section 3.02(b) of the Parent Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Parent as of the date of this Agreement and, for each such Subsidiary, the state of incorporation. All the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of Parent have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Parent, free and clear of all Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Parent does not own, of record or beneficially, directly or indirectly any capital stock or other equity or voting interest in any person.

                  (c) Capital Structure. As of the date of this Agreement, the authorized capital stock of Parent consists of 120,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Parent Preferred Stock"), of which 1,750,000 shares of Parent Preferred Stock have been designated as ESOP Preferred Shares (the "Parent ESOP Preferred Shares") and 450,000 ESOP Preferred Shares remain designated as such, and 250,000 shares of Parent Preferred Stock have been designated as Series A
Participating Cumulative Preferred Stock (the "Parent Series A Preferred Stock"). As of the close of business on April 30, 2002, (i) 46,883,701 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent ESOP Preferred Shares were issued and outstanding, (iii) 250,000 shares of Parent Series A Preferred Stock were reserved for issuance in connection with the rights (the "Parent Rights") to purchase shares of Parent Series A Preferred Stock issued pursuant to the Rights Agreement dated as of February 27, 1996 (the "Parent Rights Agreement"), between Parent and Chemical Mellon Shareholder Services, L.L.C., (iv) 8,065,080 shares of Parent Common Stock were reserved for issuance pursuant to the 1988 Stock Option Plan for Key Employees, the 1996 Stock Option Plan for Key Employees, the Parent 1991 Long Term Incentive Plan, the 2000 Long Term Incentive Plan, the 2001 Performance Share Program, the 1997 Stock Plan for Non-Employee Directors, the Employee Deferral Plan, the Monarch Brass & Copper Corp. Deferral Plan and the Olin Contributing Employee Ownership Plan (such plans, collectively, the "Parent Stock Plans") and (v) 5,406,260 shares of Parent Common Stock were subject to outstanding options or other rights to purchase shares of Parent Common Stock granted under the Parent Stock Plans (the "Parent Stock Options"). Except as set forth above, as of the close of business on April 30, 2002, no shares of capital stock of, or other equity or voting interests in, Parent or options, warrants or other rights to acquire any such stock, securities or interests were issued, reserved for issuance or outstanding. During the period from April 30, 2002, to the date of this Agreement (A) there have been no issuances by Parent or any of its Subsidiaries of shares of capital stock of, or other equity or voting interests in, Parent other than issuances of shares of Parent Common Stock pursuant to the exercise of Parent Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement and (B) except for issuances of Parent Stock Options to employees in the ordinary course of business, there have been no issuances by Parent or any of its Subsidiaries of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, Parent, other than rights that may have arisen under the Parent Stock Plans. All outstanding shares of Parent Common Stock are, and all shares that may be issued pursuant to the Parent Stock Plans or in connection with the Merger will be, when issued in accordance with the terms thereof or the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Parent or any of its Subsidiaries, and, except as set forth above, no securities or other instruments or obligations of Parent or any of its Subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of Parent, in each case having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent or any of its Subsidiaries may vote. Except as set forth above or as otherwise contemplated herein, as of the date of this Agreement, there are no securities, options, warrants, calls, rights or Contracts of any kind to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. Except as set forth above, as of the date of this Agreement, there are not outstanding contractual obligations of Parent or any of its Subsidiaries to (1) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries or (2) vote or dispose of any shares of capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries. As of the date of this Agreement, there are no irrevocable proxies and no voting agreements to which Parent is a party with respect to any shares of the capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries.

                  (d) Authority; Noncontravention. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Parent Shareholder Approval, to consummate the transactions contemplated by this Agreement or the Voting
Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement or the Voting Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, as applicable, and no other corporate proceedings on the part of Parent or Sub are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement or the Voting Agreement subject to receipt of the Parent Shareholder Approval. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms. The execution and delivery of this Agreement and the Voting Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement or the Voting Agreement and compliance with the provisions hereof and thereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) the Restated Articles of Incorporation or the by-laws of Parent or the Certificate of Incorporation and by-laws of Sub, (B) any Contract to which Parent or Sub is a party or any of their respective properties or assets is subject or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, writ, injunction, stipulation, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties, operations or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Parent. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement or the Voting Agreement, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation; (2) the filing with the SEC of (x) the Joint Proxy Statement and the Form S-4, and (y) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement, the Voting Agreement and the transactions contemplated by this Agreement or the Voting Agreement; (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business;
(4) such filings with, and approvals of, the NYSE to permit the shares of Parent Common Stock that are to be issued in connection with the Merger to be listed on the NYSE; and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Parent.

                  (e) Parent SEC Documents. Parent has filed with the SEC all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by Parent since January 1, 2001 (collectively, "Parent SEC Documents"). None of the Subsidiaries of Parent are, or have at any time since January 1, 2001, been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document filed and publicly available prior to the date of this Agreement (a "Parent Filed SEC Document") has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including the related notes) of Parent included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC relating thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the related notes) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except as set forth in the most recent financial statements included in the Parent Filed SEC Documents, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent.

                  (f) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to each of the Company's stockholders and Parent's shareholders or at the time of each of the Company Stockholders Meeting and the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. No representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Joint Proxy Statement or the Form S-4 based on information supplied by the Company specifically for inclusion or incorporation by reference in the Joint Proxy Statement or the Form S-4, as the case may be.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Parent Filed SEC Documents, from December 31, 2001, to the date of this Agreement, Parent and its Subsidiaries have conducted their respective businesses only in the usual and ordinary course consistent with past practice, and during such period there has not been (i) any Material Adverse Effect relating to Parent, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or otherwise) with respect to any of Parent's or any of its Subsidiaries' capital stock or any other equity interests or securities, except for (A) dividends by a wholly owned Subsidiary of Parent to its parent, (B) a cash dividend of $0.20 per share of Parent Common Stock paid on March 11, 2002 to each holder of Parent Common Stock as of February 11, 2002 and (C) a cash dividend of $0.20 per share of Parent Common Stock payable on June 10, 2002 to each holder of record of Parent Common Stock as of May 10, 2002, (iii) any purchase, redemption or other acquisition of any shares of capital stock or any other equity interests or securities of Parent or any of its Subsidiaries or any rights, warrants, calls or options to acquire such shares or other equity interests or securities, (iv) any split, combination or reclassification of any of Parent's or any of its Subsidiaries' capital stock or other equity interests or securities or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other equity interests or securities of Parent or any of its Subsidiaries, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent, (vi) except insofar as may have been required by a change in GAAP or applicable law, any material change in financial or tax accounting methods, principles or practices by Parent or any of its Subsidiaries, (vii) any material tax election with respect to taxes by Parent or any of its Subsidiaries or any settlement or compromise of any material tax liability or refund or (viii) any revaluation by Parent or any of its Subsidiaries of any of the material assets of Parent or any of its Subsidiaries.

                  (h) Litigation. Except as disclosed in the Parent Filed SEC Documents, there is no suit, action, proceeding, claim, grievance, demand or investigation pending or, to the Knowledge of Parent, threatened against or affecting the Parent or any of its Subsidiaries or any of their respective assets, properties, businesses or operations that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect on Parent, nor is there any statute, law, ordinance, rule, regulation, judgment, decree, injunction, writ, stipulation or order of any Governmental Entity or arbitrator outstanding against or, to the Knowledge of Parent, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving, Parent or any of its Subsidiaries or any of their respective assets, properties, businesses or operations that has had or that would reasonably be expected to have individually or in the aggregate, a Material Adverse Effect on Parent.

                  (i) Voting Requirements. The affirmative vote at the Parent Shareholders Meeting or any adjournment or postponement thereof (the "Parent Shareholder Approval") of the holders of a majority of Parent Common Stock casting votes at the Parent Shareholders Meeting is the only vote of the holders of any class or series of Parent's capital stock necessary to approve, in accordance with the applicable rules of the NYSE, the issuance of the Parent Common Stock in connection with the Merger. No other approval of the shareholders of Parent required with respect to this Agreement or the transactions contemplated hereby or by the Voting Agreement.

                  (j) Brokers. No broker, investment banker, financial advisor or other person, other than Lehman Brothers Inc., the fees, commissions and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the Voting Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

                  (k) Capitalization of Sub; Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid, nonassessable and held of record by Parent.

                  (l) Taxes. Neither Parent nor any of its Subsidiaries has taken or agreed to take any action, or knows of any fact, agreement, plan or other circumstance, that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (m) Opinion of Financial Advisor. Parent has received the opinion of Lehman Brothers Inc., dated the date of this Agreement, to the effect that, as of such date, the Merger is fair from a financial point of view to the shareholders of Parent, a signed copy of which opinion has been delivered to the Company.

                  (n) Compliance with Applicable Laws. (i) Each of Parent and its Subsidiaries is in compliance with all Legal Provisions, except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries has in effect all material Permits necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted and as currently proposed by its management to be conducted, except where the failure to so have in effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. There has occurred no default under, or violation of, any such Permit, except individually or in the aggregate as has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. The consummation of the Merger and the other transactions contemplated by this Agreement and the Voting Agreement, in and of themselves, would not cause the revocation or cancelation of any such Permit that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent.

         ((ii) Except for those matters disclosed in Parent Filed SEC Documents and those matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Parent:

                  (A) Parent and each of its Subsidiaries are in compliance with all Environmental Laws, and neither Parent nor any of its Subsidiaries has received any (1) communication that alleges that Parent or any of its Subsidiaries is in violation of, or has liability under, any Environmental Law, (2) written request from any Governmental Entity for information pursuant to any Environmental Law, or (3) written notice regarding any requirement proposed for adoption or implementation by any Government Entity under any Environmental Law which requirement is applicable to the operations of Parent or any of its Subsidiaries;

                  (B)(1) Parent and each of its Subsidiaries have obtained and are in compliance with all Environmental Permits, (2) all such Environmental Permits are valid and in good standing, and (3) neither Parent nor any of its Subsidiaries has received any notice of any actual or potential change in the status or terms and conditions of any Environmental Permit;

                  (C) there are no Environmental Claims pending or, to the Knowledge of Parent, threatened, against Parent or any of its Subsidiaries;

            (D) to the Knowledge of Parent there have been no Releases of any Hazardous Material that could be reasonably expected to form the basis of any Environmental Claim against Parent or any of its Subsidiaries; and

            (E) (1) neither Parent nor any of its Subsidiaries has retained or assumed either contractually or by operation of law any liabilities or obligations that could be reasonably expected to form the basis of any Environmental Claim against Parent or any of its Subsidiaries, and (2) to the Knowledge of Parent, there are no Environmental Claims against any person whose liabilities for such Environmental Claims Parent or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

                  SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its Subsidiaries to, carry on its businesses in the ordinary course consistent with past practice and comply with all applicable laws, rules and regulations, use its commercially reasonable efforts to preserve its assets, brands, licenses and technology, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. In addition, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent or as set forth on Section 4.01(a) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:

                    (i) (A) declare,  set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock or other equity or voting interests or securities, except for dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or other equity or voting interests or securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any other equity or voting interests or securities, or (C) purchase, redeem or otherwise acquire any shares of capital stock or other equity or voting interests or securities of the Company or any of its Subsidiaries or any rights, warrants, calls or options to acquire any such shares or other equity or voting interests or securities;

                   (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other equity or voting interests or securities or any securities convertible into, or exchangeable for, or any rights, warrants, calls or options to acquire, any such shares, equity or voting interests or securities or convertible or exchangeable securities, or any "phantom" stock, "phantom" stock rights or any stock appreciation rights, stock based performance units or other rights that are linked to the price of Company Common Stock, other than the issuance of shares of Company Common Stock upon the exercise of the Company Stock Options outstanding as of the date of this Agreement in accordance with their terms as in effect on the date of this Agreement;

                  (iii) amend or propose to amend the Company Certificate or the By-laws of the Company or the comparable organizational documents of any of the Company's Subsidiaries, except as required by law;

                   (iv) directly or indirectly acquire or agree to acquire by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person;

                    (v) directly or indirectly (A) sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets or any interests therein (including securitizations), other than sales of inventory and obsolete equipment in the ordinary course of business consistent with past practice or (B) enter into, modify or amend any lease of property, except for modifications or amendments that are not adverse to the Company or any of its Subsidiaries;

                   (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or rights, warrants, calls or options to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than short-term borrowings incurred in the ordinary course of business consistent with past practice not to exceed $5 million at any time outstanding or letters of credit issued in the ordinary course of business consistent with past practice or (B) make any loans, advances or capital contributions to, or investments in, any other person, except for advances to employees of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice;

                  (vii) make any capital expenditure(s) or otherwise acquire asset(s) (other than raw materials and supplies) which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $1 million;

                 (viii) (A) pay, discharge, satisfy or settle any material claims (including claims of stockholders), liabilities, obligations (whether absolute, accrued, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, satisfaction or settlement of claims, liabilities or litigation, in the ordinary course of business consistent with past practice or in accordance with its terms as in effect on the date of this Agreement; (B) cancel any indebtedness; (C) waive, transfer, grant or release any claims or right of material value; or (D) waive any benefits of, or agree to modify in any respect, or terminate or fail to enforce, or consent to any material matter with respect to which consent is required under, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a beneficiary;

                   (ix) enter into, modify, amend or terminate any Contract which if so entered into, modified, amended or terminated could reasonably be expected to (A) have a Material Adverse Effect on the Company or (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement;

                    (x) except as otherwise contemplated by this Agreement or as required to comply with applicable law or the terms of any collective bargaining agreement, Company Benefit Plan or Company Benefit Agreement as in effect on the date of this Agreement, (A) adopt, enter into, terminate or amend (1) any collective bargaining agreement or Company Benefit Plan or (2) any Company Benefit Agreement or other agreement, plan or policy involving the Company or any of its Subsidiaries and one or more of their respective current or former directors, officers, employees or consultants, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus to, any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries or grant any type of compensation or benefits to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, except for normal increases in cash compensation other than to officers or directors in the ordinary course of business consistent with past practice, (C) pay any benefit or amount not required under any Company Benefit Plan or Company Benefit Agreement or any other benefit plan or arrangement of the Company or any of its Subsidiaries as in effect on the date of this Agreement, (D) grant or pay any severance or termination pay or increase in any manner the severance or termination pay of any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, (E) make any payment or grant any awards under, or amend or terminate any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreements or Company Benefit Plan (including in respect of stock options, "phantom" stock, stock appreciation rights, "phantom" stock rights, stock based or stock related awards, performance stock units, restricted stock, restricted stock units, deferred stock units, or the removal or modification of existing restrictions in any Company Benefit Plans, Company Benefit Agreements or agreements or awards made thereunder), (F) amend or modify any Company Stock Option, any Company Stock Plan, any Company Benefit Agreement or any Company Benefit Plan, (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan or Company Benefit Agreement, (H) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Plan or Company Benefit Agreement or (I) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions to any Company Benefit Plan are made or the basis on which such contributions are determined;

                   (xi) change its fiscal year, revalue any of its material assets or, except as required by a change in GAAP or applicable law, make any changes in financial, tax or accounting methods, principles or practices; or

                  (xii) authorize, commit or agree to take any of the foregoing actions.

                    (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time, except as consented to in writing by the Company, Parent shall not, and shall not permit any of its Subsidiaries to (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock or other equity or voting interests or securities, except for (A) dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary or Parent to its parent, (B) normal quarterly cash dividends by Parent to the holders of Parent Common Stock and (C) stock dividends and distributions which are covered by Section 2.01(d),
(ii) purchase, redeem or otherwise acquire any shares of capital stock or other equity or voting interests or securities of Parent or any of its Subsidiaries or any rights, warrants, calls or options to acquire any such shares or other equity or voting interests or securities other than in connection with Parent's employee benefit arrangements and policies, (iii) amend or propose to amend its articles of incorporation or by-laws so as to materially adversely affect the economic interests of the holders of Parent Common Stock, except as required by law or (iv) authorize, commit or agree to take any of the foregoing actions.

                  (c) Other Actions. The Company and Parent shall use commercially reasonable efforts not to, and shall use commercially reasonable efforts to not permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in Article VI not being satisfied.

                  (d) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) timely file all tax returns ("Post-Signing Returns") required to be filed by it, (ii) timely pay all taxes due and payable in respect of such Post-Signing Returns that are so filed, (iii) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all taxes payable by such entity for which no Post-Signing Return is due prior to the Effective Time, (iv) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its Subsidiaries in respect of any material tax; (v) not make any material tax election or settle or compromise any material Action or tax liability, other than in connection with currently pending proceedings or other than in the ordinary course of business, and (vi) cause all existing tax sharing agreements and similar agreements to which the Company or any Subsidiary is a party to be terminated as of the Closing Date so that after such date the Company and its Subsidiaries shall have no further rights or liabilities thereunder.

                  (e) Advice of Changes; Filings. The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of Parent, of Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

                  SECTION 4.02. No Solicitation. (a) The Company shall not, and shall use its best efforts to cause its Subsidiaries and any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, consultant, accountant or other representative of the Company or any of its Subsidiaries (collectively, including any such Subsidiary, the
"Representatives") not to, directly or indirectly through another person, (i) solicit, initiate or encourage, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to a Company Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Company Takeover Proposal. The Company shall, and shall use its best efforts to cause its Subsidiaries and other Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Company Takeover Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholders Approval, the Board of Directors of the Company may, to the extent required by the fiduciary obligations of the Board of Directors of the Company under applicable law, as determined in good faith by a majority of the disinterested members thereof after consultation with outside counsel, in response to a bona fide written Company Takeover Proposal that was unsolicited and that did not otherwise result from a breach of this Section 4.02, and subject to compliance with Section 4.02(c), (A) furnish information with respect to the Company and its Subsidiaries to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement; provided that all such information is provided on a prior or substantially concurrent basis to Parent, and (B) participate in discussions or negotiations with or otherwise cooperate with such person and its Representatives regarding such Company Takeover Proposal. The term "Company Takeover Proposal" means (x) any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 15% or more of the revenues, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of the Company Common Stock or any other class of capital stock of, or any other equity or voting interests in, the Company or any of its Subsidiaries,
(y) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the Company Common Stock or any other class of capital stock of, or any other equity or voting interests in, the Company or any of its Subsidiaries, or (z) any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving the Company or any of its Subsidiaries pursuant to which any person or the shareholders of any person would beneficially own 15% or more of the Company Common Stock or of any other class of capital stock of, or any other equity or voting interests in, the Company or any of its Subsidiaries or any resulting parent company of the Company, other than the transactions contemplated by this Agreement or the Voting Agreement.

                  (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Sub, or propose publicly to withdraw or modify in a manner adverse to Parent or Sub, the approval or recommendation by such the Board of Directors or any such committee of this Agreement or the Merger, or resolve or agree to take any such action, in each case unless a majority of the disinterested members of such Board of Directors determines in good faith, after consultation with outside counsel, that the failure to do so would result in a breach of the fiduciary duties of such Board of Directors under applicable law, (ii) approve or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or similar agreement relating to any Company Takeover Proposal, or resolve or agree to take any such action, or (iii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or resolve or agree to take any such action.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly advise Parent orally and in writing of any request for information or of any Company Takeover Proposal, or of any inquiry relating to or that is reasonably likely to lead to a Company Takeover Proposal, the terms and conditions of such request, Company Takeover Proposal or inquiry and the identity of the person making such request, Company Takeover Proposal or inquiry. The Company will (i) keep Parent fully informed on a prompt basis of the status and details (including amendments or changes or proposed amendments or changes) of any such request, Company Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company or any of its Subsidiaries or other Representatives from any person that describes any of the terms or conditions of any Takeover Proposal.

                  (d) Nothing contained in this Section 4.02 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or (ii) making any required disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(b).

                                    ARTICLE V

                              Additional Agreements

                  SECTION 5.01. Preparation of the Form S-4 and the Joint Proxy Statement. As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective for so long as necessary to complete the Merger. The Company will use its commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders and Parent will use its commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to Parent's shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) reasonably required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested by Parent in connection with any such action and the preparation, filing and distribution of the Joint Proxy Statement and the Form S-4. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing, or amendment or supplement to, the Joint Proxy Statement will be made by Parent or the Company, in each case without providing the other party a reasonable opportunity to review and comment thereon. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Joint Proxy Statement or the Form S-4 or for additional information, and shall supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Joint Proxy Statement, the Form S-4, the Merger or the other transactions contemplated by this Agreement or the Voting Agreement. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either of the Form S-4 or the Joint Proxy Statement, so that either of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of Parent and the stockholders of the Company.

                  SECTION 5.02. Stockholder Meetings. (a) Company Stockholders Meeting. The Company shall (i) as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval and (ii) subject to
Section 4.02(b), through its Board of Directors, recommend to its stockholders the adoption of this Agreement. The Company agrees that its obligations pursuant to clause (i) of the first sentence of this Section 5.02 shall not be affected by (A) the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or (B) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement or the Voting Agreement.

                  (b) Parent Shareholders Meeting. Parent shall (i) as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders (the "Parent Shareholders Meeting") for the purpose of obtaining the Parent Shareholder Approval and (ii) through its Board of Directors, unless their fiduciary duties require otherwise, recommend to its shareholders the approval of the issuance of Parent Common Stock in connection with the Merger.

                  SECTION 5.03. Access to Information;  Confidentiality. Subject
to the terms of the confidentiality agreement between Parent and the Company dated as of April 23, 2002 (the "Confidentiality Agreement"), upon reasonable notice, each party shall, and shall cause each of its Subsidiaries to, afford to the other party and to their Representatives, reasonable and prompt access (including for the purpose of coordinating integration activities and transition planning with the employees of the Company and its Subsidiaries) during normal business hours during the period prior to the earlier of the Effective Time and the termination of this Agreement to all their respective properties, assets, books, Contracts, commitments, personnel and records and, during such period, each party shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement, form and other document (including all exhibits and all other information incorporated therein) filed by it during such period pursuant to the requirements of domestic or foreign (whether national, Federal, state, provincial, local or otherwise) securities laws and (b) all other information concerning its and its Subsidiaries' business, properties, assets, books, Contracts, commitments, personnel and records as the other party may reasonably request. Except for disclosures expressly permitted by the terms of the Confidentiality Agreement, each party shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the other party, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 5.03 or information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

                  SECTION 5.04. Commercially Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement or the Voting Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing set forth in Article VI to be satisfied as promptly as practicable; (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations and filings; and (iii) the obtaining of all necessary waivers, consents, approvals or authorizations from third parties. The Company and Parent shall provide such assistance, information and cooperation to each other as is reasonably required to obtain any such actions, nonactions, waivers, consents, approvals, orders and authorizations and, in connection therewith, will notify the other party promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with such Governmental Entity and shall supply the other person with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any party hereto be obligated to (A) agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any current assets (whether tangible or intangible) or any portion of any current business of Parent, the Company or any of their respective Subsidiaries or (B) litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative brought by a Governmental Entity, (1) challenging or seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated by this Agreement or the Voting Agreement, (2) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective Affiliates of a material portion of the current business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the current business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as a result of the Merger or any other transaction contemplated by this Agreement or the Voting Agreement, or (3) seeking to prohibit Parent or any of its Affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its Subsidiaries.

                  (b) In connection with and without limiting the foregoing, the
Company and its Board of Directors shall (i) take all commercially reasonable action necessary to ensure that no state takeover statute or similar statute, rule or regulation is or becomes applicable to this Agreement, the Voting Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreement and (ii) if any state takeover statute or similar statute or, rule or regulation becomes applicable to this Agreement, the Voting Agreement, the Merger or any other transactions contemplated by this Agreement or the Voting Agreement, take all commercially reasonable action necessary to ensure that the Merger and the other transactions contemplated by this Agreement or the Voting Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Voting Agreement and otherwise to minimize the effect of such statute, rule or regulation on this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement or the Voting Agreement.

                  SECTION 5.05. Company Stock Options and Other Equity-Based Awards. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

                     (i) adjust the terms of all outstanding Company Stock Options, whether vested or unvested, as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (A) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to (x) the exercise price per share of Company Common Stock otherwise purchasable pursuant to such Company Stock Option immediately prior to the Effective Time divided by (y) the Exchange Ratio (each Company Stock Option, as so adjusted, an "Adjusted Option"); provided, that the adjustments provided in this Section 5.05 with respect to any Company Stock Option to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code;

                    (ii) adjust the terms of all outstanding stock appreciation rights with respect to Company Common Stock (each, a "Company SAR"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Company SAR outstanding immediately prior to the Effective Time shall be amended and converted into a stock appreciation right, on the same terms and conditions as were applicable under such Company SAR, with respect to a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to such Company SAR immediately prior to the Effective Time multiplied by the Exchange Ratio, and with an appreciation base equal to the appreciation base in effect with respect to the corresponding Company SAR immediately prior to the Effective Time, divided by the Exchange Ratio (each Company SAR, as so adjusted, an "Adjusted SAR");

                  (iii) adjust the terms of each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured by the value of a number of shares of Company Common Stock, and each award of any kind consisting of shares of Company Common Stock (including restricted stock, restricted stock units, deferred stock units and performance stock units), other than Company Stock Options and Company SARs (each, a "Company Stock-Based Award"), to provide that, at the Effective Time, each Company Stock-Based Award outstanding immediately prior to the Effective Time shall be deemed to represent a right or award with respect to a number of shares of Parent Common Stock, on the same terms and conditions as were applicable under such Company Stock-Based Award, equal to the number of shares of Company Common Stock subject to the Company Stock-Based Award, multiplied by the Exchange Ratio (rounded to the nearest whole share of Parent Common Stock) (each Company Stock-Based Award, as so adjusted, an "Adjusted Stock-Based Award"); and

                  (iv) make such other changes to the Company Stock Plans as the Company and Parent may agree are appropriate to give effect to the Merger.

The Board of Directors of the Company or any committee thereof or other person administering the Company Stock Plans shall ensure that no Company SARs shall be awarded in respect of or in lieu of any Company Stock Option or Company Stock-Based Award in connection with or otherwise in respect of the transactions contemplated by this Agreement.

                  (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Adjusted Options, Adjusted SARs and Adjusted Stock-Based Awards appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and agreements evidencing the grants of such Adjusted Options, Adjusted SARs and Adjusted Stock-Based Awards and that such Adjusted Options, Adjusted SARs and Adjusted Stock-Based Awards and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions as are in effect on the date of this Agreement (subject only to the adjustments required by this Section 5.05 after giving effect to the Merger).

                  (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by following procedures to be communicated by Parent with the notice contemplated by Section 5.05(b), together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the applicable Company Stock Plan.

                  (d) Except to the extent required under the respective terms of the Company Stock Plans and Adjusted Options, Adjusted SARs and Adjusted Stock-Based Awards, all restrictions or limitations on transfer and vesting with respect to Adjusted Options, Adjusted SARs and Adjusted Stock-Based Awards awarded under the Company Stock Plans or any other plan, program or arrangement of the Company or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such Adjusted Options, Adjusted SARs and Adjusted Stock-Based Awards after giving effect to the Merger and the assumption by Parent as set forth in this Section 5.05.

                  (e) As soon as practicable following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock representing the number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. The Company shall cooperate with, and assist Parent in the preparation of, such registration statement.

                  SECTION 5.06. Employee Matters. (a) Subject to Section 5.06(b), from the Effective Time through June 30, 2003, Parent shall either (A) maintain or cause the Surviving Corporation to maintain for the benefit of employees of the Company and its Subsidiaries immediately prior to the Effective Time (the "Affected Employees") who continue to be employed by the Surviving Corporation and its Subsidiaries, the Company Benefit Plans (other than the Company Stock Plans (except to the extent provided in Section 5.05) and any other plans providing for the issuance of Company Common Stock or based on the value of Company Common Stock) at the benefit levels in effect on the date of this Agreement or (B) provide or cause the Surviving Corporation to provide benefits to the Affected Employees who continue to be employed by the Surviving Corporation and its Subsidiaries that, taken as a whole, are not materially less favorable in the aggregate to such employees than those provided to Affected Employees immediately prior to the Effective Time. Neither Parent nor the Surviving Corporation shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements. Any plans or arrangements of the Company providing for such issuance shall be disregarded in determining whether employee benefits are not materially less favorable in the aggregate.

                  (b) Parent shall maintain or cause the Surviving Corporation to maintain such employee benefit plans, policies and arrangements as may be required pursuant to each collective bargaining agreement to which the Company or any of its Subsidiaries may be a party immediately prior to the Effective Time in accordance with the terms of such collective bargaining agreements for the period beginning at the Effective Time and extending at least until the expiration of the applicable collective bargaining agreement. Parent shall make in cash or cause the Surviving Corporation to make in cash all contributions to the trust under the Company's Savings Plan for Hourly Employees in accordance with the terms of such plan as in effect immediately prior to the Effective Time with respect to the period extending at least until the currently scheduled expiration of the applicable collective bargaining agreement pursuant to which such plan is maintained immediately prior to the Effective Time (but only to the extent such contributions have not already been made prior to the Effective
Time). Parent shall make in cash or cause the Surviving Corporation to make in cash all contributions to the trust under the Company's Savings and Profit Sharing Plan for Salaried Employees and to the trust under the Company's Benefit Restoration Plan with respect to the period extending at least until the Effective Time in accordance with the terms of such plans as in effect immediately prior to the Effective Time (but only to the extent such contributions have not already been made prior to the Effective Time).

                  (c) Subject to Section 5.06(a), from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their respective terms (as in effect on the date of this Agreement, including any reserved right to amend or terminate) all the Company's employment, severance and termination agreements, plans and policies disclosed in the Company Disclosure Schedule.

                  (d) Subject to applicable collective bargaining agreements, with respect to any "employee benefit plan", as defined in Section 3(3) of ERISA, maintained by Parent or any of its Subsidiaries and made available to Affected Employees (including any severance plan), solely for purposes of eligibility to participate and vesting, service with the Company or any of its Subsidiaries shall be treated as service with Parent and its Subsidiaries to the extent such service was recognized for such purposes under the corresponding
Company Benefit Plan; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.
                  (e) Nothing herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific plans or agreements or to continue the employment of any specific person.

                  SECTION 5.07. Indemnification, Exculpation and Insurance. (a) Parent and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other similar agreements of the Company or any of its Subsidiaries, in each case as in effect on the date of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                  (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.07.

                  (c) For four years after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance in respect of acts or omissions occurring prior to the Effective Time, covering each person covered as of the date hereof by the Company's directors' and officers' liability insurance policy (a true, complete and correct copy of which has heretofore been delivered to Parent), on terms with respect to such coverage and amounts no less favorable in any material respect than those of such policy in effect on the date of this Agreement; provided that Parent may substitute therefor a policy or policies of a reputable insurance company containing terms with respect to coverage and amount no less favorable in any material respect to such insured persons; provided, however, that in no event shall Parent be required to pay aggregate premiums for insurance under this
Section 5.07(c) in excess of 200% of the amount of the aggregate premiums paid by the Company for fiscal year 2001 for such purpose (which 2001 fiscal year premiums are hereby represented and warranted to be $28,500, it being understood that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

                  (d) The provisions of this Section 5.07 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party, his or her heirs and his or her representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  SECTION 5.08.  Fees and  Expenses.  Except as provided in this
Section 5.08, all fees and expenses incurred in connection with the Merger, this Agreement, the Voting Agreement and the other transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of (i) the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (ii) the filing fees (A) for the premerger notification and report forms under the HSR Act and (B) incurred in connection with any other applicable competition, merger control, antitrust or similar law or regulation.

                  SECTION 5.09. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger or the Voting Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Voting Agreement shall be in the form previously agreed to by the parties.

                  SECTION 5.10. Affiliates. As soon as practicable after the date hereof, the Company shall deliver to Parent a letter identifying all persons who are, or are expected to be, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its commercially reasonable efforts to cause each such person to deliver to Parent at least 30 calendar days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.

                  SECTION 5.11. NYSE Listing. Parent shall use its commercially reasonable efforts to cause the shares of Parent Common Stock issuable in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Closing Date.

                  SECTION 5.12. Tax Treatment. Each of Parent and the Company shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinion of counsel referred to in Section 6.03(c) and shall not take or fail to take actions that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  SECTION 5.13. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with this Agreement and the transactions contemplated hereby or by the Voting Agreement shall be paid by the Company out of its own funds.

                  SECTION 5.14. Rule 16b-3. The Board of Directors of the Company (or the compensation committee of such Board of Directors) and Parent shall each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Exchange Act to cause the disposition in the Merger of the Company Common Stock and Company Stock Options and the acquisition in the Merger of Parent Common Stock and Adjusted Options, if any, to be exempt from the provisions of Section 16(b) of the Exchange Act.

                  SECTION 5.15. Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in
Section 3.01(u)) necessary or desirable (including redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement if reasonably requested by Parent) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Voting Agreement. If any "Distribution Date" occurs under the Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Company and Parent shall make such adjustment to the Merger Consideration as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated hereby or by the Voting Agreement. Except as provided in this Section 5.15 or as otherwise specifically required by this Agreement, the Company shall not (i) amend, modify or waive any provision of the Rights Agreement or (ii) take any action with respect to, or make any determination under, the Rights Agreement including a redemption of the Rights or the rendering of the Rights inapplicable to any transaction (including any Company Takeover Proposal).

                  SECTION 5.16. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Voting Agreement, and no such settlement in respect of any such litigation shall be agreed to without Parent's prior written consent.


                                   ARTICLE VI

                              Conditions Precedent

                  SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approvals. Each of the Company Stockholder Approval and the Parent Shareholder Approval shall have been obtained.

                  (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation shall have been terminated or shall have expired.

                  (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order or decree issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger or (ii) which otherwise has had or could reasonably be expected to have a Material Adverse Effect on either Parent or the Company.

                  (d) Form S-4. The Form S-4 shall have become effective under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC and not concluded or withdrawn.

                  (e) NYSE Listing. The shares of Parent Common Stock issuable to the Company's stockholders in the Merger as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by applicable law) waiver on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.01(c), the first four sentences of Section 3.01(d), Section 3.01(g)(v), Section 3.01(m), Section 3.01(q) and Section 3.01(t) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date), and (ii) the representations and warranties of the Company set forth in this Agreement (other than those listed in the preceding clause (i)) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date), except to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications and limitations as to "materiality" or "Material Adverse Effect" set forth therein), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.
                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, or any Restraint resulting from any such action, (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreement, seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its Subsidiaries, taken as a whole, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any portion of any current business or of any current assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to divest or hold separate any portion of any current business or of any current assets of the Company, Parent or any of their respective Subsidiaries, as a result of the Merger, (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its Subsidiaries, (iv) seeking to impose limitations on the ability of Parent or any of its Affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock on all matters properly presented to the stockholders of the Company, or (v) otherwise having, or being reasonably expected to have, a Material Adverse Effect on the Company.

                  (d) No Material Adverse Effect. Since the date of this Agreement, there shall not have been a Material Adverse Effect relating to the Company.

                  SECTION 6.03. Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are further subject to the satisfaction or (to the extent permitted by applicable law) waiver on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. (i) The representations and warranties of Parent and Sub set forth in Section 3.02(c) and the first three sentences of Section 3.02(d) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date), and (ii) the representations and warranties of Parent and Sub set forth in this Agreement (other than those listed in the preceding clause
(i)) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date), except to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications and limitations as to "materiality" or "Material Adverse Effect" set forth therein), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Parent. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                  (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                  (c) Tax Opinion. The Company shall have received from Cahill Gordon & Reindel, tax counsel to the Company, prior to the time at which the Form S-4 is declared effective by the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and to the effect that: (i) the Merger will qualify for United States Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) the Company, Parent and Sub will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code. The issuance of such opinion may be conditioned upon the receipt by such tax counsel of representation letters from each of the Company and Parent substantially in the forms attached hereto as Exhibits C-1 and C-2, respectively.

                  (d) No Material Adverse Effect. Since the date of this Agreement, there shall not have been a Material Adverse Effect relating to Parent.

                  (e) Price of Parent Common Stock. The average of the volume weighted averages of the trading prices of Parent Common Stock, as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for the five consecutive NYSE trading days ending on the second trading day immediately preceding the Closing Date shall be greater than or equal to $14.50.

                  SECTION 6.04. Frustration of Closing Conditions. None of Parent, Sub or the Company may rely on the failure of any condition set forth in
Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Voting Agreement, as required by and subject to Section 5.04.


                                   ARTICLE VII

                        Termination, Amendment and Waiver

                  SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval and/or the Parent Shareholder Approval:

                  (a) by mutual written consent of Parent, Sub and the Company;

                  (b) by either Parent or the Company:

                           (i) if the Merger shall not have been  consummated by
                  December 31, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such time and such action or failure to act constitutes a breach of this Agreement;

                           (ii) if the Company  Stockholder  Approval  shall not
                  have been obtained at a Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;
                           (iii) if the Parent  Shareholder  Approval  shall not
                  have been obtained at a Parent Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

                           (iv) if  any Restraint having  any of the effects set
                  forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable;

                  (c) by Parent (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in
         Section 6.02(a) or 6.02(b) and (B) is incapable of being cured by the Company by December 31, 2002 or (ii) if any Restraint referred to in
         Section 6.02(c) shall be in effect and shall have become final and nonappealable; or

                  (d) by the  Company,  (i) if Parent  shall  have  breached  or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in
         Section 6.03(a) or 6.03(b) and (B) is incapable of being cured by Parent by December 31, 2002, (ii) if the closing price of Parent Common Stock is less than $11.78, as reported by the NYSE Composite Transactions Tape, on each of the NYSE trading days in any thirty consecutive NYSE trading day period commencing on or after the date that the Joint Proxy Statement is sent to the Company's stockholders or
         (iii) if, prior to June 28, 2002, the Board of Directors of the Company shall have provided written notice to Parent that the Company is prepared, upon termination of this Agreement, to enter into a binding written definitive agreement for a Superior Proposal; provided, however, that, in the case of this clause (iii): (1) the Company shall have complied with Section 4.02 in all respects, (2) the Board of Directors of the Company shall have reasonably concluded in good faith (prior to giving effect to any offer which may be made to the Company by Parent pursuant to clause (3) below) in consultation with its financial advisors and outside counsel, that such proposal is a Superior Proposal and (3) Parent does not make, within ten business days after receipt of the Company's written notice referred to above in this clause (iii) an offer that the Board of Directors of the Company shall have reasonably concluded in good faith in consultation with its financial advisors and outside counsel is at least as favorable to the stockholders of the Company than the Superior Proposal; provided that it shall be a condition to termination pursuant to this Section 7.01(d)(iii) that the Company shall have paid Parent a termination fee in the amount of $7.5 million.

                  SECTION 7.02. Effect of Termination. (a) In the event of termination of this Agreement by either the Company or Parent as provided in
Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than the provisions of Section 3.01(r), Section 3.02(j), the penultimate sentence of Section 5.03, Section 5.08, this Section 7.02 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         (b) In the event of a termination of this Agreement by either the Company or Parent pursuant to Section 7.01(b)(iii), Parent shall pay to the Company a termination fee in the amount of $7.5 million; provided that if the average of the volume weighted averages of the trading prices of Parent Common Stock, as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for the thirty consecutive NYSE trading days ending on the second trading day immediately preceding the date of the Parent Shareholders Meeting at which the Parent Shareholder Approval is considered is greater than $25, Parent shall pay to the Company an additional termination fee in the amount of $7.5 million.

                  SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after the Company Stockholder Approval or the Parent Shareholder Approval; provided, however, that after any such approval has been obtained, there shall not be made any amendment that by law requires further approval by the stockholders of the Company or the shareholders of Parent without such further approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by applicable law, waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03 and to the extent permitted by law, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE VIII

                               General Provisions

                  SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any document delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to

                           Olin Corporation 501 Merrit 7 Norwalk, CT 06856 Telecopy No.: 203-750-3018
                           Attention:  Corporate Secretary

                           with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019
                           Telecopy No.:  (212) 474-3700
                           Attention:  Robert I. Townsend, III, Esq.

                  (b)      if to the Company, to

                           Chase Brass & Copper Co., Inc.
                           P.O. Box 152
                           Montpelier, OH 43543
                           Telecopy No.:  419-485-8150
                           Attention:  Chief Financial Officer

                           with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, NY 10005
                           Telecopy No.:  (212) 269-5420
                           Attention: James J. Clark
                                             Richard E. Farley

                  SECTION 8.03.  Definitions.  For purposes of this Agreement:

                  (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                  (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York;

                  (c) "Knowledge" of any person that is not an individual means, with respect to any specific matter, the knowledge of such person's executive officers and other officers having primary responsibility for such matter, in each case after due inquiry;

                  (d) "Material Adverse Effect" means, when used in connection with the Company or Parent, any state of facts, change, effect, event, occurrence or condition (or any development or developments which individually or in the aggregate could reasonably be expected to result in any such state of facts, change effect, event, occurrence or condition) that (i) is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of such party and its Subsidiaries, taken as a whole, or (ii) could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by such party of the Merger or the other transactions contemplated by this Agreement or by the Voting Agreement, except to the extent any such state of facts, change, effect, event, occurrence, condition or development results from (A) conditions affecting the Company's or Parent's industry generally, (B) the announcement or pendency of this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby, (C) actions taken by a party in connection with fulfilling its obligations hereunder, (D) changes in the trading price or volume of Company Common Stock or Parent Common Stock or (E) changes in GAAP;

                  (e) "person"  means an individual,  corporation,  partnership,
         limited  liability   company,   joint  venture,   association,   trust,
         unincorporated organization or other entity;

                  (f) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting rights or interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting securities, rights or interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

                  (g) "Superior Proposal" means a bona fide, written proposal made by a third party (not affiliated or associated with the Primary Stockholder (as defined in the Voting Agreement) or its affiliates or any current director or officer of the Company) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, all or substantially all of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company, which the Board of Directors of the Company shall have reasonably concluded in good faith (based on the advice of its financial advisors and outside counsel) (A) is on terms which are more favorable to the stockholders of the Company than the Merger and the other transactions contemplated by this Agreement and for which financing, to the extent required, is then committed, (B) is reasonably likely of being consummated and (C) is not subject to due diligence.

                  SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article, a Section or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and shall not simply mean "if". All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Terms used herein that are defined under GAAP are used herein as so defined.

                  SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts (included by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), the Voting Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Voting Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II and Section 5.07, are not intended to confer upon any person other than the parties any rights or remedies.

                  SECTION 8.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other parties and any assignment in violation of the preceding sentence shall be void, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 8.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                  SECTION 8.09. Specific Enforcement. The parties agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION 8.10. Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any state court in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement or the Voting Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement or the Voting Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby or by the Voting Agreement in (a) any Delaware State court or (b) any Federal court of the United States sitting in the State of Delaware, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth in Section 8.02 above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence.

                  SECTION 8.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement or the Voting Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.11.

                  SECTION 8.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                     OLIN CORPORATION,

                                       by

                                                            Name:
                                                            Title:


                                                     PLUMBER ACQUISITION CORP.,

                                       by

                                                            Name:
                                                            Title:


                                                     CHASE INDUSTRIES INC.,

                                       by

                                                            Name:
                                                            Title:

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT

                             Index of Defined Terms

Term                                                                     Page

Action....................................................................46
Adjusted Option...........................................................53
Adjusted SAR..............................................................53
Adjusted Stock-Based Award................................................54
Affected Employees........................................................55
Affiliate.................................................................67
Agreement..................................................................1
Certificate................................................................4
Certificate of Merger......................................................2
Closing....................................................................2
Closing Date...............................................................2
Code.......................................................................1
Commonly Controlled Entity................................................17
Company....................................................................1
Company Benefit Agreement.................................................17
Company Benefit Plans.....................................................17
Company Certificate........................................................2
Company Common Stock.......................................................1
Company Disclosure Schedule................................................9
Company Filed SEC Documents...............................................14
Company Multiemployer Pension Plan........................................24
Company Nonvoting Common Stock............................................10
Company Pension Plan......................................................22
Company Preferred Stock...................................................10
Company SAR...............................................................53
Company SEC Documents.....................................................14
Company Series A Preferred Stock..........................................10
Company Stock-Based Award.................................................53
Company Stock Options.....................................................10
Company Stock Plans.......................................................10
Company Stockholder Approval..............................................36
Company Stockholders Meeting..............................................49
Company Takeover Proposal.................................................46
Confidentiality Agreement.................................................50
Contract..................................................................13
debt obligations..........................................................21
DGCL.......................................................................2
Effective Time.............................................................2
Environmental Claim.......................................................20
Environmental Laws........................................................20
Environmental Permits.....................................................20
ERISA.....................................................................22
Exchange Act..............................................................14
Exchange Agent.............................................................4
Exchange Ratio.............................................................4
Form S-4..................................................................15
GAAP......................................................................14
Governmental Entity.......................................................13
Hazardous Materials.......................................................20
HSR Act...................................................................13
IRS.......................................................................23
Joint Proxy Statement.....................................................13
Knowledge.................................................................67
Legal Provisions..........................................................18
Liens.....................................................................14
Material Adverse Effect...................................................68
Merger.....................................................................1
Merger Consideration.......................................................4
NYSE.......................................................................7
NYSE Composite Transactions Tape...........................................7
Parachute Gross Up Payment................................................27
Parent.....................................................................1
Parent Common Stock........................................................4
Parent Disclosure Schedule................................................31
Parent ESOP Preferred Shares..............................................37
Parent Filed SEC Document.................................................36
Parent Preferred Stock....................................................32
Parent Rights.............................................................32
Parent Rights Agreement...................................................32
Parent SEC Documents......................................................35
Parent Series A Preferred Stock...........................................32
Parent Shareholder Approval...............................................38
Parent Shareholders Meeting...............................................50
Parent Stock Options......................................................32
Parent Stock Plans........................................................32
Permits...................................................................18
person....................................................................68
Post-Signing Returns......................................................45
Primary Company Executives................................................27
Release...................................................................20
Representatives...........................................................46
Restraints................................................................60
Rights....................................................................10
Rights Agreement..........................................................10
SEC.......................................................................13
Section 203...............................................................12
Securities Act............................................................14
Sub........................................................................1
Subsidiary................................................................68
Surviving Corporation......................................................2
taxes.....................................................................29
Title IV Plan.............................................................25
TRA.......................................................................23
Voting Agreement...........................................................1

                                                                      EXHIBIT A
                                                        TO THE MERGER AGREEMENT

                          Certificate of Incorporation
                          of the Surviving Corporation

                  FIRST: The name of the corporation (hereinafter called the "Corporation") is [NAME OF COMPANY].

                  SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

                  FIFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

                  SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  SEVENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article SEVENTH shall not adversely affect any right to indemnification of any persons existing at the time such repeal or modification with respect to any matter occurring prior to such repeal or modification.

                  EIGHTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                                                       EXHIBIT B
                                                         TO THE MERGER AGREEMENT



                            Form of Affiliate Letter


Dear Sirs:

                  The undersigned, a holder of shares of common stock, par value $0.01 per share (the "Company Common Stock"), of Chase Industries Inc., a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of a subsidiary of Olin Corporation, a Virginia corporation ("Parent"), with and into the Company, shares of common stock, par value $1.00 per share, of Parent (the "Parent Common Stock") in exchange for the undersigned's Company Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact.

                  If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

                  The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to Parent or other counsel reasonably acceptable to Parent or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

                  In the event of a sale or other disposition by the undersigned of Parent Common Stock pursuant to Rule 145(d), the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel reasonably acceptable to Parent or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the Parent Common Stock sold as indicated in such letter.

                  The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legend is no longer required for purposes of the Securities Act.

                  There will be placed on the certificates for Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

                  The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                                                     Very truly yours,



Dated:

                                                                        ANNEX I
                                                                   TO EXHIBIT B



[Name]                                                              [Date]


                  On /o/, the undersigned sold the securities of Olin Corporation, a Virginia corporation ("Parent"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of a subsidiary of Parent with and into Chase Industries Inc., a Delaware corporation.

                  Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                  The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                                     Very truly yours,





[Space to be provided for description of the Securities.]

                                   Exhibit C-1



                                       [Letterhead of CHASE INDUSTRIES INC.]




Cahill Gordon & Reindel
80 Pine Street
New York, NY  10005

Ladies and Gentlemen:

         In connection with the opinion to be delivered pursuant to Section 6.03(c) of the Agreement and Plan of Merger dated as of May 7, 2002 (the "Merger Agreement"), among Olin Corporation, a Virginia corporation ("Parent"), Plumber Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Chase Industries Inc., a Delaware corporation ("Company"), whereby Sub will merge with and into the Company (the "Merger") with the Company becoming the "Surviving Corporation", and in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-4 in which the Joint Proxy Statement is included as a prospectus (the "Registration Statement"), each as amended or supplemented through the date hereof, the undersigned certifies and represents on behalf of the Company, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

         1. The facts relating to the Merger as described in the Merger Agreement, the Registration Statement and the other documents described in the Registration Statement are, insofar as such facts pertain to the Company, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

         2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $0.01 per share, of the Company will be converted into that number of validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share, of Parent equal to the Exchange Ratio is the result of arm's length bargaining. The fair market value of the Parent stock and cash in lieu of fractional shares of Parent stock received by each Company stockholder will be approximately equal to the fair market value of the Company stock surrendered in the Merger by such stockholder.

         3. Prior to the Merger, Parent will own at least 80 percent of the total combined voting power of all classes of Sub stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Sub stock. In the Merger, shares of Company stock representing at least 80 percent of the total combined voting power of all classes of Company stock entitled vote and at least 80 percent of the total number of shares of all other classes of Company stock will be exchanged solely for Parent voting stock. For purposes of this representation, shares of Company stock exchanged for cash or other property provided, directly or indirectly, by Parent will be treated as outstanding Company stock on the Closing Date. Parent has no plan or intention to sell, transfer or dispose of any stock of the Surviving Corporation or to cause or to permit the Surviving Corporation to issue additional shares of its stock that would in either case result in Parent failing to own after the Merger, directly or indirectly, at least 80 percent of the total combined voting power of all classes of Surviving Corporation stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Surviving Corporation stock.

         4. If cash payments are made to holders of Company stock in lieu of fractional shares of Parent stock that would otherwise be issued to such holders in the Merger, such payments will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent stock and will not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to holders of Company stock in lieu of fractional shares of Parent stock will not exceed one percent of the total consideration that will be issued in the Merger to Company stockholders in exchange for their shares of Company stock.\

         5. Parent has no plan or intention to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person, except for open-market purchases of Parent stock in a manner consistent with Revenue Ruling 99-58, 1992-2 C.B.
701. No person related to Parent (as defined in Treasury Regulation Section 1.368-1(e)) has a plan or intention to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. For purposes of this representation letter, a person is considered to own or acquire stock owned or acquired (as the case may be) by a partnership in which such person is a partner in proportion to such person's interest in the partnership.

         6. Parent does not have any plan or intention to make any distributions after, but in connection with, the Merger to holders of Parent stock (other than dividends made in the ordinary course of business).

         7. Neither Parent nor Sub (nor any other Subsidiary of Parent) has acquired or, except as a result of the Merger, will acquire, or has owned in the past five years, any Company stock.

         8. In connection with the Merger, (i) the Company has not redeemed, purchased or otherwise acquired any shares of stock in the Company, (ii) the Company has not made any distribution with respect to any shares of stock in the Company, and (iii) no subsidiary or entity in which the Company directly or indirectly owns any interest has acquired any shares of stock in the Company.

         9. Immediately following the Merger, the Surviving Corporation will hold (i) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by the Company immediately prior to the Merger and (ii) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by Sub immediately prior to the Merger. For purposes of this representation, amounts paid to stockholders who receive cash or other property (including cash in lieu of fractional shares of Parent stock) provided, directly or indirectly, by the Company or Sub in connection with the Merger, assets of the Company or Sub used to pay its respective reorganization expenses (including transfer taxes, if any) and all redemptions and distributions made by the Company (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger, and any other amounts paid or incurred by the Company or Sub in connection with the Merger will be included as assets held by the Company or Sub, respectively, immediately prior to the Merger.

         10. Parent has no plan or intention, following the Merger, to liquidate the Surviving Corporation, merge the Surviving Corporation with or into another corporation in which the Surviving Corporation is not the survivor, cause the Surviving Corporation to distribute to Parent or any of its Subsidiaries any assets of the Surviving Corporation or the proceeds of any borrowings incurred by the Surviving Corporation or cause the Surviving Corporation to sell or otherwise dispose of any of the assets held by the Surviving Corporation at the time of the Merger or any of the assets of Sub acquired by the Surviving Corporation in the Merger, except for dispositions made in the ordinary course of business and transfers of assets permitted under Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k).

         11. Except as otherwise specifically contemplated under the Merger Agreement, the Company and Parent and Sub will pay their respective expenses, if any, incurred in connection with the Merger.

         12. In connection with the Merger and related transactions, Company stock will be converted solely into Parent voting stock (except for cash paid in lieu of fractional shares of Parent stock). For purposes of this representation, Company stock redeemed for cash or other property provided, directly or indirectly, by Parent will be considered as exchanged for other than Parent voting stock. Further, no expenses or other liabilities (whether fixed or contingent) of any holders of Company stock or, except as otherwise contemplated under the Merger Agreement, the Company or any of its Subsidiaries will be paid or assumed (directly or indirectly) by Parent or Sub. There will be no class of stock of the Company that entitles its holders to dissenters' rights in the Merger.

         13. Following the Merger, the Surviving Corporation will continue the "historic business" of the Company or use a significant portion of the "historic business assets" of the Company in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

         14. The Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

         15. The Company will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

         16. None of the compensation received by any stockholder-employee or stockholder-independent contractor of the Company in respect of periods after the Effective Time (including pursuant to any consulting agreement) represents separate consideration for, or is allocable to, any of its Company stock. None of the Parent stock that will be received by any stockholder-employee or stockholder-independent contractor of the Company in the Merger represents separately bargained-for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employee or stockholder-independent contractor will be for services actually rendered and will be determined by bargaining at arm's length.

         17. There is no intercorporate indebtedness existing between Parent (or any of its Subsidiaries, including Sub) and the Company (or any of its Subsidiaries).

         18. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         19. Sub will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, in the Merger (other than liabilities incurred by Sub in the ordinary course of business).

         20. Sub is a corporation newly formed for the purpose of participating in the Merger, and at no time prior to the Merger has it had assets (other than nominal assets contributed upon the formation of Sub, which assets will be held by the Surviving Corporation following the Merger) or business operations.

         21. The Merger is being undertaken for purposes of enhancing the business of the Company and for other good and valid business purposes of the Company.

         22. The Merger  Agreement,  the  Registration  Statement  and the other
documents   described  in  the  Registration   Statement  represent  the  entire
understanding of the Company and Parent and Sub with respect to the Merger.

         23. The undersigned is authorized to make all the representations set forth herein on behalf of the Company.

                  The undersigned acknowledges that (i) your opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

                  The undersigned acknowledges that your opinion will not address any tax consequences or the Merger or any action taken in connection therewith except as expressly set forth in such opinion.


                                                  Very truly  yours,
                                                  CHASE   INDUSTRIES
                                                  INC.


                                                  By ___________________
                                                     Name:
                                                     Title:

                                   EXHIBIT C-2


                        [Letterhead of OLIN CORPORATION]


                                                                   [DATE]


[PLUMBER'S COUNSEL]
[ADDRESS]

Ladies and Gentlemen:

In connection with the opinion to be delivered pursuant to Section 6.03(c) of the Agreement and Plan of Merger dated as of May 7, 2002 (the "Merger Agreement"), among Olin Corporation, a Virginia corporation ("Parent"), Plumber Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Chase Industries Inc., a Delaware corporation ("Company"), whereby Sub will merge with and into the Company (the "Merger") with the Company becoming the "Surviving Corporation", and in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-4 in which the Joint Proxy Statement will be included as a prospectus (the "Registration Statement"), each as amended or supplemented through the date hereof, the undersigned certifies and represents on behalf of Parent and Sub, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

         1. The facts relating to the Merger as described in the Merger Agreement, the Registration Statement and the other documents described in the Registration Statement are, insofar as such facts pertain to Parent and Sub, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

         2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $0.01 per share, of the Company will be converted into that number of validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share, of Parent equal to the Exchange Ratio is the result of arm's length bargaining.

         3. Prior to the Merger, Parent will own at least 80 percent of the total combined voting power of all classes of Sub stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Sub stock. In the Merger, shares of Company stock representing at least 80 percent of the total combined voting power of all classes of Company stock entitled vote and at least 80 percent of the total number of shares of all other classes of Company stock will be exchanged solely for Parent voting stock. For purposes of this representation, shares of Company stock exchanged for cash or other property provided, directly or indirectly, by Parent will be treated as outstanding Company stock on the Closing Date. Parent has no plan or intention to sell, transfer or dispose of any stock of the Surviving Corporation or to permit the Surviving Corporation to issue additional shares of its stock that would in either case result in Parent failing to own after the Merger, directly or indirectly, at least 80 percent of the total combined voting power of all classes of Surviving Corporation stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Surviving Corporation stock.

         4. If cash payments are made to holders of Company stock in lieu of fractional shares of Parent stock that would otherwise be issued to such holders in the Merger, such payments will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent stock and will not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to holders of Company stock in lieu of fractional shares of Parent stock will not exceed one percent of the total consideration that will be issued in the Merger to Company stockholders in exchange for their shares of Company stock.

         5. Parent has no plan or intention to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person, except for open-market purchases of Parent stock in a manner consistent with Revenue Ruling 99-58, 1992-2 C.B.
701. No person related to Parent (as defined in Treasury Regulation Section 1.368-1(e)) has a plan or intention to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. For purposes of this representation letter, a person is considered to own or acquire stock owned or acquired (as the case may be) by a partnership in which such person is a partner in proportion to such person's interest in the partnership.

         6. Parent does not have any plan or intention to make any distributions after, but in connection with, the Merger to holders of Parent stock (other than dividends made in the ordinary course of business).

         7. Neither Parent nor Sub (nor any other Subsidiary of Parent) has acquired or, except as a result of the Merger, will acquire, or has owned in the past five years, any Company stock.

         8. Immediately following the Merger, the Surviving Corporation will hold (i) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by the Company immediately prior to the Merger and (ii) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by Sub immediately prior to the Merger. For purposes of this representation, amounts paid to stockholders who receive cash or other property (including cash in lieu of fractional shares of Parent stock) provided, directly or indirectly, by the Company or Sub in connection with the Merger, assets of the Company or Sub used to pay its respective reorganization expenses (including transfer taxes, if any) and all redemptions and distributions made by the Company (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by the Company or Sub, respectively, immediately prior to the Merger.

         9. Parent has no plan or intention, following the Merger, to liquidate the Surviving Corporation, merge the Surviving Corporation with or into another corporation in which the Surviving Corporation is not the survivor, cause the Surviving Corporation to distribute to Parent or any of its Subsidiaries any assets of the Surviving Corporation or the proceeds of any borrowings incurred by the Surviving Corporation or cause the Surviving Corporation to sell or otherwise dispose of any of the assets held by the Surviving Corporation at the time of the Merger or any of the assets of Sub acquired by the Surviving Corporation in the Merger, except for dispositions made in the ordinary course of business and transfers of assets permitted under Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k).

         10. Except as otherwise specifically contemplated under the Merger Agreement, Parent and Sub will pay their respective expenses, if any, incurred in connection with the Merger.

         11. In connection with the Merger and related transactions, Company stock will be converted solely into Parent voting stock (except for cash paid in lieu of fractional shares of Parent stock). For purposes of this representation, Company stock redeemed for cash or other property provided, directly or indirectly, by Parent will be considered as exchanged for other than Parent voting stock. Further, no expenses or other liabilities (whether fixed or contingent) of any holders of Company stock or, except as otherwise contemplated under the Merger Agreement, the Company or any of its Subsidiaries will be paid or assumed (directly or indirectly) by Parent or Sub.

         12. Following the Merger, Parent shall cause the Surviving Corporation to continue the "historic business" of the Company or to use a significant portion of the "historic business assets" of the Company in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

         13.  Neither  Parent  nor Sub is an  investment  company  as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

         14. Neither Parent nor Sub will take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

         15. None of the compensation received by any stockholder-employee or stockholder-independent contractor of the Company in respect of periods after the Effective Time (including pursuant to any consulting agreement) represents separate consideration for, or is allocable to, any of its Company stock. None of the Parent stock that will be received by any stockholder-employee or stockholder-independent contractor of the Company in the Merger represents separately bargained-for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employee or stockholder-independent contractor will be for services actually rendered and will be determined by bargaining at arm's length.

         16. There is no intercorporate indebtedness existing between Parent (or any of its Subsidiaries, including Sub) and the Company (or any of its Subsidiaries) that was issued, acquired or will be settled at a discount.

         17. Neither Parent nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         18. Sub will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, in the Merger (other than liabilities incurred by Sub in the ordinary course of business).

         19. Sub is a corporation newly formed for the purpose of participating in the Merger, and at no time prior to the Merger has it had assets (other than nominal assets contributed upon the formation of Sub, which assets will be held by the Surviving Corporation following the Merger) or business operations.

         20. The Merger is being undertaken for purposes of enhancing the business of Parent and for other good and valid business purposes of Parent.

         21. The Merger  Agreement,  the  Registration  Statement  and the other
documents   described  in  the  Registration   Statement  represent  the  entire
understanding of Parent and Sub with respect to the Merger.

         22. The undersigned is authorized to make all the representations set forth herein on behalf of Parent and Sub.

   The undersigned acknowledges that (i) your opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

   The undersigned acknowledges that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.


                                            Very truly yours,

                                            OLIN CORPORATION,

                                              by

                                                Name:
                                                Title: